Exhibit 99.1

Deluxe Corporation
P.O. Box 64235
St. Paul, MN 55164-0235
(651) 483-7111

For additional information:
Terry D. Peterson
VP, Investor Relations and
Chief Accounting Officer

(651) 787-1068

NEWS RELEASE

January 3, 2008

DELUXE ANNOUNCES UPCOMING PRESENTATIONS; AFFIRMS FULL-YEAR 2007 OUTLOOK

• CJS Securities Investors Conference

• Fourth Quarter Financial Results and Conference Call

St. Paul, Minn. — Deluxe Corporation (NYSE: DLX) announced today that Lee Schram, Chief Executive Officer of the Company, will present at the CJS Securities “8th Annual New Ideas for the New Year Conference” in New York City on January 9, 2008. A copy of this presentation will be available at www.deluxe.com/investors after the conference.

The Company also announced that it will report its 2007 fourth quarter and full-year financial results on Thursday, January 24, 2008 prior to market open. On the same day, the Company will hold an open-access conference call at 11:00 a.m. EST (10:00 a.m. CST). All interested persons may listen to the call by dialing 800-884-5695 (access code 61850078) approximately five minutes before the scheduled start time. The audio and accompanying slides will be available via a simultaneous webcast at www.deluxe.com/investors. For those unable to attend live, a telephone replay will be available after 1:00 p.m. EST and through midnight on January 31st by dialing 888-286-8010 (access code 30673392), and the presentation will be archived on the Company’s web site.

Deluxe also affirmed its previously disclosed 2007 outlook for full-year diluted earnings per share of $2.75 to $2.80, full-year revenue of $1.608 billion to $1.615 billion, and full-year operating cash flows between $240 million and $250 million.

About Deluxe
Deluxe Corporation, through its industry-leading businesses and brands, helps financial institutions and small businesses better manage, promote, and grow their businesses. The Company uses direct marketing, distributors, and a North American sales force to provide a wide range of customized products and services: personalized printed items (checks, forms, business cards, stationery, greeting cards, labels, and retail packaging supplies), promotional products and merchandising materials, fraud prevention services, and customer retention programs. The Company also sells personalized checks and accessories directly to consumers. For more information about Deluxe, visit www.deluxe.com.

Forward-Looking Statements
Statements made in this release concerning the Company’s or management’s intentions, expectations, or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations or beliefs, and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the Company’s control; declining demand for the Company’s check and check-related products and services due to increasing use of alternative payment methods; intense competition in the check printing business; continued consolidation of financial institutions, thereby reducing the number of potential customers and referral sources and increasing downward pressure on our revenues and gross margins; risks that our Small Business Services segment strategies to increase its pace of new customer acquisition and average annual sales to existing customers, while at the same time increase its operating margins, are delayed or unsuccessful; risks that cost reductions in the Company’s information technology, fulfillment and other shared services areas will be delayed or unsuccessful; performance shortfalls by the Company’s major suppliers, licensors or service providers; unanticipated delays, costs and expenses in the development and marketing of new products and services; and the impact of governmental laws and regulations. Our forward-looking statements speak only as of the time made, and we assume no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the Company’s current expectations are contained in the Company’s Form 10-K for the year ended December 31, 2006.

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